Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated October 23, 2025 with respect to the consolidated financial statements of Kingtitan Technology Limited as of March 31,2025 and 2024 in this Registration Statement on Form F-1/A and the related Prospectus of Kingtitan Technology Limited. filed with the Securities and Exchange Commission.

/s/ HTL International, LLC

Houston, TX

February 11, 2026